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                                                                     Exhibit 3.1


                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                             DRESSER-RAND GROUP INC.

                                    ARTICLE I
                               NAME OF CORPORATION

                  The name of this corporation (the "Corporation") is:

                             DRESSER-RAND GROUP INC.

                                   ARTICLE II
                                REGISTERED OFFICE

            The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801 and the name of its registered agent at that address is The Corporation Trust Company.

                                   ARTICLE III
                                     PURPOSE

            The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "Delaware Code").

                                   ARTICLE IV
                            AUTHORIZED CAPITAL STOCK

            A. The total number of shares of all classes of stock that the Corporation shall have the authority to issue is 260,000,000, which shall be divided into two classes as follows:

            1. 250,000,000 shares of Common Stock, par value $0.01 per share ("Common Stock"); and

            2. 10,000,000 shares of Preferred Stock, par value $0.01 per share (the "Preferred Stock"). The Board of Directors is hereby expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any

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qualifications, limitations or restrictions thereof, of the shares of such series, as are not inconsistent with this Restated Certificate of Incorporation or any amendment hereto, and as may be permitted by the Delaware Code.

            B. Each holder of record of Common Stock shall have one vote for each share of Common Stock which is outstanding in his, her or its name on the books of the Corporation and which is entitled to vote. In the election of directors, each stockholder shall be entitled to cast for any one candidate no greater number of votes than the number of shares held by such stockholder; no stockholder shall be entitled to cumulate votes on behalf of any candidate. Except as otherwise required by law, holders of record of Common Stock shall not be entitled to vote on any amendment to this Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) or pursuant to the Delaware Code.

            C. Except as otherwise required by law, holders of any series of Preferred Stock, shall be entitled only to such voting rights, if any, as shall expressly be granted thereto by this Restated Certificate of Incorporation (including any certificate of designations relating to such series).

            D. Subject to applicable law and rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having preference over the right to participate with the Common Stock with respect to the payment of dividends, dividends may be declared and paid on the Common Stock at such times and in such amounts as the Board of Directors in its discretion shall determine.

            E. Upon the dissolution, liquidation or winding up of the Corporation, subject to the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over the right to participate with the Common Stock with respect to the distribution of assets of the Corporation upon such dissolution, liquidation or winding up of the Corporation, the holders of Common Stock, shall be entitled to receive the assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them.

            F. Holders of the Common Stock shall not have preemptive rights.


                                    ARTICLE V
             AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION AND
                                     BY-LAWS

            A. Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 75% in voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting
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together as a single class, shall be required to alter, amend or repeal Article
V, Article VI or Article VIII or to adopt any provision inconsistent therewith.

            B. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind the By-Laws of the Corporation. Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 75% in voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required in order for the stockholders to alter, amend or repeal Section 2.01 of the By-Laws or any provisions of the By-Laws which is to the same effect as Article V, Article VI and Article VIII of this Restated Certificate of Incorporation or to adopt any provision inconsistent therewith.

                                   ARTICLE VI
                        ELECTION AND REMOVAL OF DIRECTORS

            A. The business and affairs of the Corporation shall be managed under the direction of a Board of Directors consisting of not less than three directors, the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the Board of Directors.

            B. Any or all of the directors (other than the directors elected by the holders of any class or classes of Preferred Stock of the Corporation, voting separately as a class or classes, as the case may be) may be removed at any time either with or without cause by the affirmative vote of a majority in voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting as a single class; provided however, if at any time First Reserve Fund IX, L.P., First Reserve Fund X, L.P. and their respective affiliates no longer are the beneficial owners, in the aggregate, of at least 40% in voting power of all shares entitled to vote generally in the election of directors, then, any director or the entire Board of Directors may be removed only by the affirmative vote of at least 75% in voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting as a single class. For purposes of this Restated Certificate of Incorporation, the "beneficial owner" of shares shall be determined pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended.

            C. Elections of directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.


                                   ARTICLE VII
                INDEMNIFICATION; LIMITATION OF DIRECTOR LIABILITY

            A. The Corporation shall indemnify its directors, officers, employees and agents, or persons serving at the request of the Corporation as a director, officer, employee or agent of another corporation, where such person is made party or threatened to be made a party

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to any threatened, pending or completed action, suit or proceeding, whether civil, criminal or administrative, by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation or serving such capacity in another corporation at the request of the Corporation, in each case to the fullest extent permitted by Section 145 of the Delaware Code as the same exists or may hereafter be amended.

            B. To the fullest extent permitted by the Delaware Code as the same exists or may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for any liability imposed by law (as in effect from time to time) (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for any act or omission not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Code or (iv) for any transaction from which the director derived an improper personal benefit.

            C. If the Delaware Code is amended after the date of the filing of this Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors or permitting indemnification to a fuller extent, then the liability of a director of the Corporation shall be eliminated or limited, and indemnification shall be extended, in each case to the fullest extent permitted by the Delaware Code, as so amended from time to time. No repeal or modification of this Article VII by the stockholders shall adversely affect any right or protection of a director of the Corporation existing by virtue of this Article VII at the time of such repeal or modification.

                                  ARTICLE VIII
 CONSENT OF STOCKHOLDERS IN LIEU OF MEETING AND SPECIAL MEETING OF STOCKHOLDERS

            A. Any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an office or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded; provided, however if at any time First Reserve Fund IX, L.P., First Reserve Fund X, L.P. and their respective affiliates no longer are the beneficial owners, in the aggregate, of at least 40% in voting power of all shares entitled to vote generally in the election of directors, then any action required or permitted to be taken by the holders of the Common Stock of the Corporation must be effected at a duly called annual or special meeting of such holders and may no longer be effected by any consent in writing by such holders.

            B. Except as otherwise required by law and subject to the holders of any series of Preferred Stock, special meetings of the stockholders of the Corporation for any

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purpose or purposes may be called at any time by the Board of Directors or a committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authority, as provided in a resolution of the Board of Directors or in the By-laws of the Corporation, include the power to call such meetings, but such special meetings may not be called by any other person or persons.

                                   ARTICLE IX
                                   SECTION 203

            The Corporation hereby expressly elects not to be governed by
Section 203 of the Delaware Code.

                                       ***


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            IN WITNESS WHEREOF, Dresser-Rand Group Inc. has caused this Amended and Restated Certificate of Incorporation to be signed as of the 18th day of July, 2005.

                                       DRESSER-RAND GROUP INC.



                                       By:  /s/ Randy D. Rinicella
                                           _______________________________
                                           Name: Randy D. Rinicella
                                           Title: Vice President, General
                                                  Counsel and Secretary